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                                                                    EXHIBIT 23.2
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated February 14, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of The A Consulting Team, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of The A Consulting Team, Inc. on Form S-3 (Nos. 333-88330, 333-42744, and 333-51084) and on Form S-8 (No. 333-42145).


                                             GRANT THORNTON LLP

New York, New York
March 25, 2003